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CONSENT OF MINE RESERVES ASSOCIATES, INC.                           EXHIBIT 23.3



TO THE BOARD OF DIRECTORS OF GLAMIS GOLD LTD.

We consent to the incorporation by reference in this registration statement of Glamis Gold Ltd. on Form S-8 of our verification of certain mineral reserves of Glamis Gold Ltd., incorporated in the Annual Report on Form 10-K of Glamis Gold Ltd. that was filed on March 31, 1999, respectively.

DATED this 11th day of May 1999.



MINE RESERVES ASSOCIATES INC.

Per:  (Signed) "Lawrence E. Allen"
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